Exh. (i)(8)

                       [BELL, BOYD & LLOYD LLC LETTERHEAD]


                                  June 6, 2002



         As counsel for Artisan Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316 on each of the dates listed below:

         Series                     Date of Opinion           Date of Filing
         ------                     ---------------           --------------

Artisan Small Cap Fund              March 7, 1995             November 27, 1995
Artisan International Fund--        October 13, 1995          November 27, 1995
         Investor Shares
Artisan International Fund--        January 17, 1997          January 21, 1997
         Institutional Shares

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                           /s/ BELL, BOYD & LLOYD, LLC